SECURED LOAN AGREEMENT

THIS SECURED EQUIPMENT LOAN AGREEMENT (this "**Agreement**") is entered into as of the 19 th day of July 2021 ("**Effective Date**"), by and between **Todos Medical Ltd.**, an Israeli company (the "**Company**"), and Friends of Yeshiva Orot Hateshuva, Inc. (the "**Investor**").

WHEREAS, the Company requires an infusion of funds . The Company will place the assets of its Provista Diagnostics, Inc as collateral(**Collateral** detailed in Exhibit A herein):

WHEREAS, the Investor, (the "Investor"), is willing to make available an equipment loan to the Company in the amount of $1,000,000, including a 40% original issue discount (the "OID") valued at $666,666.00 (the "**Aggregate Loan Principal Amount**") and therefore are willing to purchase and the Company is willing to sell a promissory note on the terms and conditions set forth in this Agreement;

WHEREAS, the Aggregate Loan Principal Amount shall be secured by the Collateral;

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D ("**Regulation D**") as promulgated by the U.S. Securities and Exchange Commission (the "**SEC**") under the Securities Act of 1933, as amended (the "**Securities Act**");

NOW, THEREFORE, the parties hereto hereby agree as follows:

Certain Definitions.

(a) "**Anti-Bribery Laws**" shall mean of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "**FCPA**"), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder.

(b) "**Applicable Laws**" shall mean applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines, ordinance or regulation of any governmental entity and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the Anti-Bribery Laws, (iii) OFAC and any Sanctions Laws or Sanctions Programs, and (iv) CAATSA and any CAATSA Sanctions Programs, Anti-Money Laundering Laws.

(c) "**BHCA**" shall mean the Bank Holding Company Act of 1956, as amended.

(d) "**CAATSA**" shall mean Public Law No. 115-44 The Countering America's Adversaries Through Sanctions Act.

(e) "**CAATSA Sanctions Programs**" shall mean a country or territory that is, or whose government is, the subject of sanctions imposed by CAATSA.

(a) "**Anti-Money Laundering Laws**" shall mean applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including,

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but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory.

(a) "**OFAC**" shall mean the U.S. Department of Treasury's Office of Foreign Asset Control.

(f) "**Sanctioned Country**" shall mean a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(g) "**Sanctions Laws**" shall mean any sanctions administered or enforced by OFAC or the U.S. Departments of State or Commerce and including, without limitation, the designation as a "Specially Designated National" or on the "Sectoral Sanctions Identifications List", collectively "Blocked Persons"), the United Nations Security Council ("**UNSC**"), the European Union, Her Majesty's Treasury ("**HMT**") or any other relevant sanctions authority.

(h) "**Sanctions Programs**" shall mean any OFAC, HMT or UNSC economic sanction program including, without limitation, programs related to a Sanctioned Country.

(a) "**Sarbanes-Oxley Act**" means the Sarbanes-Oxley Act of 2002, as amended.

1. Loan.

1.1 Loan Principal. The Investor agrees to lend to the Company an amount of One Million U.S. Dollars (US$1,000,000) (the "**Loan Principal**"), subject to the terms and conditions of this Agreement.

1.2 Repayment. The Company will repay the Aggregate Loan Principal Amount *AND* Interest amount totaling $1,666,666 within 180 days of receipt of the loan (the "Maturity Date"). The Company will repay:

1.2.1 A total of $1,000,000 to the Investor
1.2.2 $450,000 will be donated to a charity of the Investor's choosing.
1.2.3 At the sole discretion of the Investor a sum of $216,000 in cash *or* $432,000 in Ordinary Shares priced at the six month anniversary Closing Price.

2. Collateral

2.1 The Company will grant the Investor a first priority security interest in Provista Diagnostics, Inc. Investor shall have the right to either take possession of the laboratory or instruct the Pledgor to liquidate assets sufficient to cover the outstanding Aggregate Loan Principal Amount, if repayment is not made in full by the Maturity Date. Upon default, the Investor shall have the right to take possession of the laboratory and sell it. All proceeds from such sale will be deducted from the Aggregate Loan Principal Amount on a pro rata basis

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3. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel, and has the requisite corporate power to own its properties and to carry on its business as it is now being conducted.

4. Rule 144 Opinion Letter. The Company, at its cost, shall be responsible for supplying an opinion letter specific to the fact that the Ordinary Shares of the Company issued pursuant to conversion of the Principal Loan are exempt from registration requirements pursuant to Rule 144 (so long as the requirements of Rule 144 are satisfied), provided that the Investors will accept a "blanket" opinion letter that applies to the entirety of the Ordinary Shares that are issued upon conversion of the Aggregate Principal Loan Amount, so long as such letter is acceptable to Company's Transfer Agent.

5. Warranties and Covenants of the Company

5.1 Reports Filed. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") during the 2 years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the 2 years preceding the date hereof as amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension (including pursuant to SEC from 12b-25). The Company has delivered to the Investors or its representatives, or made available through the SEC's website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

5.2 CAATSA. To the Company's knowledge, neither the Company nor any director, officer, agent, employee or affiliate of the Company, is a Person that is, or is owned or controlled by a Person that has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose

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government is, the subject of the CAATSA Sanctions Programs.

5.3 Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to the Company and effective as of the date hereof.

5.4 BHCA. The Company is not subject to BHCA and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve). The Company does not own or control, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

5.5 Compliance with Applicable Laws. The operations of the Company are and have been conducted at all times in compliance with Applicable Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

5.6 No Conflicts with Sanctions Laws. Neither the Company nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any Sanctions Laws or is a Blocked Person; neither the Company, nor any any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo, Sanctions Laws or Sanctions Programs prohibiting trade with a Sanctioned Country; the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company with applicable Sanctions Laws and Sanctions Programs; neither the Company, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws or Sanctions Programs; no action of the Company in connection with (i) the execution, delivery and performance of this Agreement the Promissory Note (collectively referred to as the "**Transaction Documents**"), (ii) the issuance and sale of the Promissory Note and the Ordinary Shares issuable, or (iii) the direct or indirect use of proceeds from issuance of the Promissory Note or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws or Sanctions Programs, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws or Sanctions Programs. For the past 5 years, the Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws, Sanctions Programs or with any Sanctioned

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Country.

5.7 No Conflicts with Anti-Bribery Laws. The Company has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. Neither the Company, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a "Private Sector Counterparty") or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any Anti-Bribery Laws, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; the Company, will not directly or indirectly use the proceeds from the Promissory Note or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; to the knowledge of the Company, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, or any of its respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

5.8 No Disqualification Events. With respect to the Promissory Note to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

5.9 Listing and Maintenance Requirements. The Company's ordinary shares are registered pursuant to Section 12(b) or 12(g) or (15(d) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the ordinary shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the market on which its ordinary shares are listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such

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listing and maintenance requirements.

5.10 Reporting Status. With a view to making available to the Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investors' purchase of Promissory Note, the issuance of ordinary shares thereunder, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (ii) the Company has filed all required reports under section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), (iii) the Company is not an issuer defined as a "Shell Company," and (iv) the Company is not an issuer that has been at any time previously an issuer defined as a "Shell Company." For the purposes hereof, the term "Shell Company" shall mean an issuer that meets the description defined in paragraph (i)(1)(i) of Rule 144.

6. Representations, Warranties, and Covenants of the Investor

Investor hereby represents, warrants, acknowledges, understands and agrees (as the case may be) to the following, and acknowledges that the Company's reliance on exemption from registration pursuant to a registration statement under the Securities Act of 1933, as amended (the "**Securities Act**") is predicated upon the representations of the Investor set forth herein:

6.1 Authorization. The Investor has full power and authority to enter into this Agreement, and the Agreement has been duly executed by the Investor, and such authorization constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

6.2 No Registration. The Investor hereby acknowledges that the securities issued pursuant to this Agreement were not issued by the Company pursuant to a registration statement under the Securities Act, and therefore the Investor may be required to hold the securities for an indeterminate period. The securities issued pursuant to this Agreement are issued in reliance upon a specific exemption from the registration requirement of the Securities Act which depends, in part, upon the accuracy of the representations, warranties, and agreements of the Investor set forth in this Agreement.

6.3 Investor Status. The Investor is: either (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (ii) a non-U.S. Person for which the Company may rely on an exemption from the registration requirements of United States federal and the state securities laws under Regulation S promulgated under the Securities Act, or (iii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.

6.4 Investment Intent. The Investor is acquiring the securities for the Investor's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, which resale, distribution or fractionalization would violate the Securities Act. The Investor agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the securities. Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the securities, for which the Investor is purchasing. The Investor

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acknowledges that he has been afforded the opportunity to ask questions of, and to obtain any information from, the Company and the Board of Directors as he or she deems necessary to determine the suitability and advisability of, and the merits and risk of, investing in the Company pursuant hereto.

6.5 Risk. The Investor is aware that: (i) investment in the Company involves a high degree of risk, may result in a lack liquidity, and places substantial restrictions on transferability of interest; and (ii) no Federal or state agency has made any finding or determination as to the fairness for investment by the public, nor has made any recommendation or endorsement, of the securities.

6.6 Financial Ability. The Investor has sufficient financial resources available to support the loss of all or a portion of the Investor's investment in the Company, has no need for liquidity in the investment in the Company, and is able to bear the economic risk of the investment. The Investor is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the Company.

6.7 No Short Sales. Commencing from the Effective Date and continuing until the later of the Maturity Date or the conversion of the Aggregate Loan Principal Amount, the Investor shall not enter into or effect, or attempt to induce any third party to enter into or effect, any short sales of the ordinary shares of the Company, or any hedging transaction which establishes a net short position with respect to the Ordinary Shares of the Company.

7. Covenants of the Company.

7.1 Compliance with Applicable Laws. While any Investor owns the Promissory Note, the Company shall comply with all Applicable Laws and will not willfully take any action which will cause the Investors to be in violation of any such Applicable Laws.

7.2 Conduct of Business. While the Investor owns the Promissory Note, the business of the Company shall not be conducted in violation of Applicable Laws.

7.3 While any Investor owns the Promissory Note, neither the Company, nor any of its, directors, officers, employees, representatives or agents, shall:

(i) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws, Sanctions Programs, located in a Sanctioned Country, or CAATSA or CAATSA Sanctions Programs;

(i) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, in contravention of any Anti-Money Laundering Laws, Sanctions Laws, Sanctioned Program, Anti-Bribery Laws or in any Sanctioned Country.

(i) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, Sanctions Program, Anti-Bribery Laws, CAATSA or CAATSA Sanctions Programs.

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7.4 While any Investor owns the omissory Note, the Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its directors, officers, employees, agents, representatives and affiliates with Applicable Laws.

7.5 While any Investor owns the Promissory Note, the Company will promptly notify such Investor in writing if any of the Company, or any of its directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

7.6 The Company shall provide such information and documentation it may have as the Investor or any of their affiliates may reasonably request to satisfy compliance with Applicable Laws.

7.7 The covenants set forth above shall be ongoing while any Investor owns the Promissory. The Company shall promptly notify such Investor in writing should it become aware during such period (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify such Investor in writing during such period should it become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of Applicable Laws.

7.8 Reporting Status. With a view to making available to the Investors the benefits of Rule 144 or any similar rule or regulation promulgated by the United States Securities and Exchange Commission (the "**SEC**") that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investors' purchase of the Promissory Note.

7.9 Use of Proceeds. The Company shall not use the proceeds from the issuance of the Promissory Note hereunder to fund, either directly or indirectly, any activities or business of or with any Blocked Person, in any Sanctioned Country, (iv) or in any manner or in a country or territory, that, at the time of such funding, is, or whose government is, the subject of CAATSA Sanctions Programs or (iv) in any other manner that will result in a violation of Anti-Money Laundering Laws, Sanctions Laws, Sanctioned Program, Anti-Bribery Laws or CAATSA Sanctions Programs.

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8. Conditions to Closing.

The obligations of the Investor hereunder to purchase the Promissory Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion:

8.1 The Company shall have executed the Transaction Documents and delivered the same to the Investor;

8.2 The Ordinary Shares of the Company shall be authorized for quotation or trading on the market on which they are listed and trading in the ordinary shares shall not have been suspended for any reason;

8.3 The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality hereunder, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and

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9. Limitation of Liability.

Neither party shall be liable hereunder for any indirect, special, or consequential losses or damages of any kind or nature whatsoever, including but not limited to lost profits, regardless of whether arising from breach of contract, warranty, tort, strict liability or otherwise, even if advised of the possibility of such loss or damage, or if such loss or damage could have been reasonably foreseen.

10. Miscellaneous.

10.1 Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

10.2 This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof and any dispute, claim or controversy involving this letter agreement, or the circumstances surrounding the purchase and sale of the Promissory Note described herein shall be settled through binding arbitration in accordance with the Commercial Rules of the American Arbitration Association, in Manhattan, New York.

10.3 Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

10.4 This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understand or contract, written or oral, with respect to the subject matter hereof and thereof.

10.5 No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

10.6 If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

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IN WITNESS WHEREOF the parties have signed this Loan Agreement in one or more counterparts as of the date first hereinabove set forth.

The Company:

Todos Medical Ltd.

Daniel Hirsch
____

Name: Daniel Hirsch

Title: CFO

Date: July 21, 2021

The Investor:

Friends of Yeshiva Orot Hateshuva, Inc

____

Name: _________________________

Date: _________________________

EXHIBIT A: COLLATERAL DESCRIPTION

1. All of the Pledgor's right, title and interest in and to the following personal property(current and future) of Provista Diagnostics, wherever located, whether now existing or hereafter from time to time arisingor acquired:

(a) all fixtures and personal property of every kind and nature includingall accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights(whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b) all proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

2. All of the Pledgor's right, title and interest in and to all intellectual propertyof every kind and nature, all mechanical drawings, all copyrights and copyright licenses, all patentsand patent licenses and all rights to patent, all trademarks and trademark licenses, including, but not limited to:

(a)

Title or Mark	Filing Date	Status	Registration Number
Provista Diagnostics	09/24/2021	Registered	4363805
provistaDx	09/24/2021	Registered	4363806
dtectDx	09/24/2021	Registered	4482089

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PDxRL	10/15/2013	Registered	4537432
dtectDx Breast	09/24/2012	Registered	4544243
PDx REFERENCE LAB LOGO	10/15/2013	Registered	4547384
ProteoMark	11/18/2014	Registered	4774363
VIDESSA	09/02/2014	Registered	4823655

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; and

(b)

App Serial No.	Filing Date	Title	Country	Status	Pub. No.	Pub. Date	Patent No.	Date Issued
2981347	03/31/2016	BIOMARKERS FOR DETECTION OF OVARIAN CANCER	CA	PENDING				
16774207.1	03/31/2016	BIOMARKERS FOR DETECTION OF OVARIAN CANCER	EP	PUBLISHED	3278111	2/7/2018		
16/895,943	06/08/2020	BIOMARKERS FOR DETECTION OF OVARIAN CANCER	US	PUBLISHED	2021-072246	3/11/2021		
2015311679	09/04/2015	BIOMARKERS FOR DETECTION OF BREAST CANCER	AU	PENDING				
2959408	09/04/2015	BIOMARKERS FOR DETECTION OF BREAST CANCER	CA	PENDING				
15837348.0	09/04/2015	BIOMARKERS FOR DETECTION OF BREAST CANCER	EP	Published	3189332	7/12/2017		
18100456.7	09/04/2015	BIOMARKERS FOR DETECTION OF BREAST CANCER	HK	PENDING	HK1241457	6/8/2018		
15/930,064	05/12/2020	BIOMARKERS FOR DETECTION OF BREAST CANCER	US	PUBLISHED	2021-072245	3/11/2021		
2016326667	04/05/2018	BIOMARKERS FOR DETECTION OF BREAST CANCER IN WOMEN WITH DENSE BREASTS	AU	PENDING				
2999981	09/23/2016	BIOMARKERS FOR DETECTION OF BREAST CANCER IN WOMEN WITH DENSE BREASTS	CA	PENDING				
2016800684287	09/23/2016	BIOMARKERS FOR DETECTION OF BREAST CANCER IN WOMEN WITH DENSE BREASTS	CN	PUBLISHED	108738346	11/2/2018		
16849757.6	09/23/2016	BIOMARKERS FOR DETECTION OF BREAST CANCER IN WOMEN WITH DENSE BREASTS	EP	PUBLISHED	3353554	8/1/2018		
2018-536064	09/23/2016	BIOMARKERS FOR DETECTION OF BREAST CANCER IN WOMEN WITH DENSE BREASTS	JP	PUBLISHED	2018-535433	11/29/2018		
2650872	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	CA	ISSUED		11/15/2007	2650872	04/24/2018
07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	EP	ISSUED	2016405	1/21/2009	2016405	09/27/2017
07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	BE	Granted			2016405	09/27/2017
07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	CH	Granted			2016405	09/27/2017
07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	DE	Granted			2016405	09/27/2017
07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	FR	Granted			2016405	09/27/2017
07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	GB	Granted			2016405	09/27/2017
07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	IE	Granted			2016405	09/27/2017

DH

07761281.0	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	NL	Granted			2016405	0
2008/09968	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	ZA	ISSUED			2008/09968	0
17192958.1	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	EP	PUBLISHED	3318995	5/9/2018		
201848037089	04/25/2007	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	IN	PUBLISHED		10/12/2018		
16/775,233	01/28/2020	METHODS AND APPARATUS FOR IDENTIFYING DISEASE STATUS USING BIOMARKERS	US	PUBLISHED	2021-041440	2/11/2021		

; and

(c) All renewals, extensions, supplements and revisions of any of the foregoing.

All income, royalties, damages and payments now and hereafter due and/or payable underand with respect to any of the foregoing, including, without limitation, payments under all Licensesentered into in connection therewith and damages and payments for past or future infringements or dilutions thereof.

Any and all products, proceeds, substitutions, and accessions of or to any of the foregoing(including, but not limited to, any claims to any items referred to in this exhibit and any claims against third parties for loss of, damage to, or destruction of any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whateverform, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents and the proceeds of such proceeds.

All terms used herein which are defined in the Uniform Commercial Code of theState of Georgia (the "**Code**"), or the state in which the collateral is located, if applicable, as amended from time to time, shall

DH

Equipment Name	Serial Number	Cost
ANDiS380	180-30678-21020004	$26,000.00
ANDiS380	180-31985-21040002	$26,000.00
ANDiS380	180-31985-21040001	$26,000.00
Tecan Fluent 780	2005001372	$200,000.00
QuantStudio 7 Flex	278870792	$75,000.00
QuantStudio 7 Flex	278870777	$75,000.00
QuantStudio 12K Flex	285880440	$98,000.00
QuantStudio 12K Flex	285880517	$98,000.00
ES96 (ANDiS3100)	210137921020	$77,000.00
ANDiS 3000	22102	$150,000.00
ANDiS350	7342006	$15,000.00
ANDiS350	8482008	$15,000.00
ANDiS350	4722005	$15,000.00
Quant Studio 5	272531832	$60,000.00
Tecan EVO150 MCA	10479	$175,000.00
Genesis 100/8 POSID2	2515	$87,500.00
Genesis 100/8 POSID2	4157	$87,500.00
Applied Biosystems MagMAX Express 96	710-1147	$21,000.00
Applied Biosystems MagMAX Express 96	710-1191	$21,000.00
Applied Biosystems MagMAX Express 96	710-1145	$21,000.00
Thermo Fisher Scientific Forma 900 Series Freezer	300119684	$20,000.00
Thermo Fisher Scientific Forma 900 Series Freezer	300029650	$20,000.00
Thermo Fisher Scientific, REVCO Ultima plus	N09T-246525-NT	$16,000.00
ThermoScientific RevCo-CxF	300019298	$16,000.00
Thermo Fisher Scientific 5756 Freezer	813734-285	$12,000.00
Eppendorf AG5427 Centrifuge	5427FH622932	$8,000.00
Beckman Coulter Allegra X-30 Centrifuge	ALT20C004	$12,000.00
Beckman Coulter Avanti J-15	JBV21D005	$9,800.00
Eppendorf AG5427 Centrifuge	5427FH222931	$8,000.00
ARIES WATER Filtration System ARS-102	01091302A	$5,000.00
Binder BD 56 incubator(1180Q95)	20200000002870	$1,500.00
VWR 89511-418	42511770	$1,200.00
ESCO Hood LA2-4A2 Class II BSC per NSF 49	2013-84192	$7,500.00
ESCO Hood LR2-4S2-E Class II BSC per NSF 49	2012-72736	$7,500.00

DH

Nuiar Class II Type A/B3 Nuair biological safety cabinets	15001082900	$12,000.00
MY STAIRE MY-PCR48 Hood	MYPCR481-638	$4,800.00
Eppendorf Nexus Thermocycler	6332B090249	$10,000.00
Eppendorf Nexus Thermocycler	6331BH400517	$10,000.00
Eppendorf Nexus Thermocycler	6333CN805240	$10,000.00
Thermo Qubit 4 Fluorometer Q33226	2322620042026	$4,500.00
Eppendorf Nexus Thermocycler	6325BH715964	$10,000.00
Eppendorf Nexus Thermocycler	6332FG211154	$10,000.00
Eppendorf Nexus Thermocycler	6332DH006602	$10,000.00
Eppendorf Nexus Thermocycler	6332DH406598	$10,000.00
Magpix Luminex	MAGPX12285702	$5,000.00
Magpix Luminex	MAGPX14253703	$5,000.00
Magpix Luminex	MAGPX13283702	$5,000.00
Magpix Luminex	MAGPX17300723	$5,000.00
	Total	$1,624,800.00

DH